                                                                  EXHIBIT (d)(8)

                        SCHEDULE OF PERFORMANCE METRICS

      This Schedule of Performance Metrics contains unaudited preliminary data based on internal flash reports generated for the purpose of measuring and reporting operating results on an accrual basis to management for its use in the ordinary course of business. Actual operating results, when reported in conformance with GAAP, will be different than those reported on an accrual basis. For purposes of the preceding two sentences, the term "accrual basis" shall mean financial statements which materially reflect the financial position, operations and cash flows of Company, but which depart from GAAP. Such departures from GAAP are described in this Schedule of Performance Metrics and the financial information contained in this Schedule of Performance Metrics can be expected to be adjusted pursuant to GAAP as a result of an audit by Company's independent auditors.

      Because the Performance Metrics are not in conformity with GAAP, they are not comparable to the 2003 Audited financial Statements.

STATEMENTS OF OPERATIONS & STATEMENTS OF CASH FLOWS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004

      Subject to the adjustments described herein, the statements of operations and related cash flow statements for the nine months ended September 30, 2004, in all material respects, represent to the best of Company's knowledge, the operating performance of Tickets.com and its wholly owned subsidiaries for the period ended September 30, 2004. These schedules are not in conformance with US GAAP, are unaudited, and are not comparable to any other published financial statements of Company. They are compiled from Company's books and records. The statements of operations and cash flow statements are subject to further adjustment, primarily due to non-cash items such as accretion of preferred stock, adjustments of embedded derivatives and warrants, capitalization and or amortization of software development costs, amortization of intangible assets, as well as the elimination of intercompany revenues and related expenses.

UNCONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2004

      Subject to the adjustments described herein, the unconsolidated balance sheets, in all material respects, represent to the best of Company's knowledge, the financial position and the assets and liabilities of Tickets.com and its wholly owned subsidiaries as of December 31, 2004. These balance sheets are not in conformance with US GAAP, are unaudited, and are not comparable to any other published financial statements of Company. They are compiled from Company's books and records. The balance sheets are subject to further adjustment, including, elimination entries upon consolidation, reconciliation of the intercompany accounts, adjustments to reflect US GAAP accounting for preferred stock and warrants, adjustments to embedded derivatives, reconciliation of deferred revenue, analysis of goodwill & intangible assets for impairment under FAS 142 & 144, Analysis of 2004 software development activities that should be capitalized under FAS 86 or SOP 98-1, and reconciliation of 2004 fixed assets and related depreciation.

                                   TERMINOLOGY

      - TICKETING REVENUE -- convenience and order processing fees (net of shared revenue), commissions and contra revenue items. Includes fees associated with both the full services and licensing businesses. Also includes amortization of MLB buyout.

      - LICENSING REVENUE -- software licensing and support fees, equipment and consulting services.

      - ANCILLARY REVENUE -- sponsorship, hosting and franchise fees; ticket stock sales.

      - SALES & MARKETING EXPENSE -- sales representatives, advertising and marketing expenses.

      - DEVELOPMENT EXPENSE -- technical management, product admin and software development.

      -     CLIENT SERVICES EXPENSE -- full service client support.

      - ADMINISTRATION EXPENSE -- executive, accounting, human resources, corporate expenses.

      - OPERATIONS EXPENSE -- telecom, technical support, network and database administration.

                         -UNAUDITED-- SUBJECT TO CHANGE-

                            STATEMENT OF OPERATIONS
                            Q3 ACTUALS VS. FORECAST
                              (DOMESTIC VS. INT'L)

                                     DOMESTIC                    INTERNATIONAL                    COMPANY               % OF TOTAL
                            ---------------------------   ---------------------------   ---------------------------   -------------
IN $000S                    ACTUAL   8/5 FCST     VAR     ACTUAL   8/5 FCST     VAR     ACTUAL   8/5 FCST     VAR      DOM    INT'L
                            ------   --------   -------   ------   --------   -------   ------   --------   -------   -----   -----
  Ticketing Revenue          8,803      9,491      (688)     297        297         0    9,100      9,788      (688)     97%      3%
  Tech Licensing Revenue     1,860      1,853         7    1,221      1,259       (38)   3,081      3,112       (32)     60%     40%
  Ancillary Revenue            447        421        26      200        144        56      647        565        82      69%     31%
                            ------   --------   -------   ------   --------   -------   ------   --------   -------   -----   -----
Operating Revenues          11,110     11,765      (655)   1,719      1,701        18   12,828     13,465      (637)     87%     13%
  Credit Card Fees           2,603      3,801    (1,198)     250        129       121    2,853      3,930    (1,077)     91%      9%
                            ------   --------   -------   ------   --------   -------   ------   --------   -------   -----   -----
TOTAL NET REVENUES          13,713     15,566    (1,853)   1,969      1,830       139   15,682     17,396    (1,714)     87%     13%
COST OF SERVICES             5,566      7,638    (2,072)     786        812       (27)   6,352      8,451    (2,098)     88%     12%

GROSS PROFIT                 8,147      7,928       219    1,183      1,018       165    9,329      8,945       384      87%     13%
Gross Margin %                59.4%      50.9%      8.5%    60.1%      55.6%      4.5%    59.5%      51.4%      8.1%
Gross Margin % (ExclCC)       74.3%      71.3%      3.1%    68.3%      61.6%      6.7%    73.5%      70.0%      3.5%

  Sales & Marketing            998      1,018       (20)     248        168        79    1,246      1,186        60      80%     20%
  Development                3,113      2,882       231      198        149        48    3,311      3,032       279      94%      6%
  Client Services            1,625      1,794      (170)       1         --         1    1,626      1,794      (169)    100%      0%
  Administration             4,550      4,193       358      928        651       277    5,478      4,844       634      83%     17%
                            ------   --------   -------   ------   --------   -------   ------   --------   -------   -----   -----
Operating Expenses          10,286      9,888       399    1,374        969       406   11,661     10,856       804      88%     12%

OPERATING INCOME            (2,140)    (1,960)     (180)    (192)        49      (240)  (2,331)    (1,911)     (420)     92%      8%

Interest (Inc) / Exp           (34)        --       (34)      (3)         2        (4)     (36)         2       (38)     93%      7%
Other (Inc) / Exp           (1,282)        --    (1,282)     (15)         0       (15)  (1,297)         0    (1,297)     99%      1%
                            ------   --------   -------   ------   --------   -------   ------   --------   -------   -----   -----
Net Income Before             (824)    (1,960)    1,136     (174)        47      (221)    (998)    (1,913)      915      83%     17%
Taxes

Taxes                          138         44        94       --         --        --      138         44        94     100%      0%
                            ------   --------   -------   ------   --------   -------   ------   --------   -------   -----   -----
NET INCOME / (LOSS)           (962)    (2,004)    1,042     (174)        47      (221)  (1,136)    (1,957)      821      85%     15%
                            ======   ========   =======   ======   ========   =======   ======   ========   =======   =====   =====

EBITDA                      (1,605)    (1,299)     (306)    (183)        75      (258)  (1,788)    (1,224)     (563)     90%     10%

                         -UNAUDITED-- SUBJECT TO CHANGE-

                             STATEMENT OF OPERATIONS
                              YEAR-TO-DATE ACTUALS
                                 (CONSOLIDATED)

                                          2004 YTD
                                          ACTUALS                                    CURRENT ACTUAL VS.
                            -------------------------------------   -----------------------------------------------------
IN $000S                      ACT     8/5 FCST     BGT       LY     8/5 FCST     %        BGT       %        LY       %
                            -------   --------   -------   ------   --------   -----    -------   -----    ------   -----
  Ticketing Revenue          31,881     31,575    31,316   29,977        306       1%       565       2%    1,904       6%
  Tech Licensing Revenue     10,452     10,483    10,674   10,317        (32)      0%      (222)     (2)%     135       1%
  Ancillary Revenue           1,950      1,861     1,656    1,397         89       5%       294      18%      552      40%
                            -------   --------   -------   ------   --------   -----    -------   -----    ------   -----
Operating Revenues           44,283     43,919    43,645   41,692        363       1%       637       1%    2,591       6%
  Credit Card Fees           10,785     11,862    12,041   12,043     (1,077)     (9)%   (1,255)    (10)%  (1,258)    (10)%
                            -------   --------   -------   ------   --------   -----    -------   -----    ------   -----
TOTAL NET REVENUES           55,068     55,781    55,686   53,734       (713)     (1)%     (618)     (1)%   1,333       2%

COST OF SERVICES             22,213     24,305    25,096   24,734     (2,092)     (9)%   (2,884)    (11)%  (2,521)    (10)%

GROSS PROFIT                 32,855     31,477    30,590   29,001      1,379       4%     2,266       7%    3,854      13%
Gross Margin %                 59.7%      56.4%     54.9%    54.0%       3.2%               4.7%              5.7%
Gross Margin %(Excl CC)        74.1%      72.4%     71.9%    70.7%       1.7%               2.2%              3.4%

  Sales & Marketing           3,993      3,822     5,146    5,789        171       4%    (1,154)    (22)%  (1,796)   (31)%
  Development                 9,466      9,187     8,856    9,490        279       3%       610       7%      (25)      0%
  Client Services             5,049      5,424     5,318    5,223       (375)     (7)%     (269)     (5)%    (174)     (3)%
  Administration             17,093     16,367    14,119   14,101        725       4%     2,974      21%    2,992      21%
                            -------   --------   -------   ------   --------   -----    -------   -----    ------   -----
Operating Expenses           35,600     34,799    33,438   34,603        800       2%     2,161       6%      997       3%

OPERATING INCOME             (2,744)    (3,323)   (2,849)  (5,602)       578      17%       104       4%    2,858      51%

Interest (Inc) / Exp             17         55         5      (83)       (38)    (70)%       11     214%      100     120%
Other (Inc) / Exp            (5,076)    (3,779)        1   (6,276)    (1,297)    (34)%   (5,077)   ####     1,200      19%
                            -------   --------   -------   ------   --------   -----    -------   -----    ------   -----
Net Income Before Taxes       2,315        402    (2,855)     757      1,913     476%     5,170     181%    1,558     206%

Taxes                           236        143       131      128         94     66%        105      80%      108      84%
                            -------   --------   -------   ------   --------   -----    -------   -----    ------   -----
NET INCOME / (LOSS)           2,079        260    (2,986)     629      1,819     701%     5,064     170%    1,450     230%
                            =======   ========   =======   ======   ========   =====    =======   =====    ======   =====

EBITDA                         (926)    (1,361)      213   (1,118)       435      32%    (1,139)  # # #       191      17%

                         -UNAUDITED-- SUBJECT TO CHANGE-

STATEMENT OF OPERATIONS
YTD ACTUALS VS. BUDGET
(DOMESTIC VS. INT'L)

                                    DOMESTIC                  INTERNATIONAL                  COMPANY              % OF TOTAL
                            -------------------------   -------------------------   -------------------------   -------------
IN $000S                    ACTUAL   BUDGET     VAR     ACTUAL   BUDGET     VAR     ACTUAL   BUDGET     VAR      DOM    INT'L
                            ------   ------   -------   ------   ------   -------   ------   ------   -------   -----   -----
  Ticketing Revenue         31,191   30,504       687      690      812      (122)  31,881   31,316       565      98%      2%
  Tech Licensing Revenue     5,883    6,534      (651)   4,568    4,139       429   10,452   10,674      (222)     56%     44%
  Ancillary Revenue          1,340    1,173       168      609      483       127    1,950    1,656       294      69%     31%
                            ------   ------   -------   ------   ------   -------   ------   ------   -------   -----   -----
Operating Revenues          38,415   38,211       204    5,867    5,434       433   44,283   43,645       637      87%     13%
  Credit Card Fees          10,031   11,685    (1,653)     754      356       398   10,785   12,041    (1,255)     93%      7%
                            ------   ------   -------   ------   ------   -------   ------   ------   -------   -----   -----
TOTAL NET REVENUES          48,446   49,896    (1,449)   6,622    5,790       831   55,068   55,686      (618)     88%     12%

COST OF SERVICES            19,816   22,694    (2,879)   2,397    2,402        (5)  22,213   25,096    (2,884)     89%     11%

GROSS PROFIT                28,631   27,201     1,429    4,225    3,388       836   32,855   30,590     2,266      87%     13%
Gross Margin %                59.1%    54.5%      4.6%    63.8%    58.5%      5.3%    59.7%    54.9%      4.7%
Gross Margin % (ExclCC)       74.6%    73.1%      1.5%    71.2%    63.8%      7.4%    74.1%    71.9%      2.2%

  Sales & Marketing          3,337    4,466    (1,129)     656      680       (24)   3,993    5,146    (1,154)     84%     16%
  Development                8,874    8,415       459      592      440       152    9,466    8,856      610       94%      6%
  Client Services            5,040    5,318      (278)       9       --         9    5,049    5,318      (269)    100%      0%
  Administration            14,644   12,632     2,012    2,449    1,487       962   17,093   14,119     2,974      86%     14%
                            ------   ------   -------   ------   ------   -------   ------   ------   -------   -----   -----
Operating Expenses          31,894   30,831     1,063    3,705    2,607     1,098   35,600   33,438     2,161      90%     10%

OPERATING INCOME            (3,264)  (3,630)      366      520      781      (262)  (2,744)  (2,849)      104     119%    (19)%

Interest (Inc) / Exp            30       --        30      (14)       5       (19)      17        5        11     183%    (83)%
Other (Inc) / Exp           (5,246)      --    (5,246)     170        1       169   (5,076)       1    (5,077)    103%     (3)%
                            ------   ------   -------   ------   ------   -------   ------   ------   -------   -----   -----
NET INCOME BEFORE            1,952   (3,630)    5,581      363      775      (412)   2,315   (2,855)    5,170      84%     16%
TAXES

Taxes                          256      131       124      (19)      --       (19)     236      131       105     108%     (8)%
                            ------   ------   -------   ------   ------   -------   ------   ------   -------   -----   -----
NET INCOME / (LOSS)          1,696   (3,761)    5,457      383      775      (392)   2,079   (2,986)    5,064      82%     18%
                            ======   ======   =======   ======   ======   =======   ======   ======   =======   =====   =====

EBITDA                      (1,504)    (648)     (857)     578      861      (282)    (926)     213    (1,139)    162%    (62)%

                         -UNAUDITED-- SUBJECT TO CHANGE-

                             STATEMENT OF CASH FLOW

CASH FLOWS FROM OPERATING ACTIVITIES                              Q3          YTD
                                                              ----------   ----------
  Net income (loss)                                           (1,135,729)   2,086,751
  Adjustments to reconcile net income (loss) to net assets
    provided by (used in) operating activities
      Depreciation                                               201,000      856,900
      Bad debt expense                                          (147,627)    (109,286)
    Changes in operating assets and liabilities:
      AR, net                                                  2,071,539     (421,569)
      Credit card & Outlet receivables                           365,816    2,288,917
      Prepaid expenses and other current assets                  410,044      903,220
      Other assets                                               232,423      988,809
      Accounts payable                                        (4,591,139)  (5,672,469)
      Accrued payables                                          (767,294)  (1,564,294)
      Deferred revenue                                           452,247    1,839,617
      Other payables and accruals                                 71,729      205,209
                                                              ----------   ----------
        Net cash provided by (used in) operating activities   (2,836,991)   1,401,805
                                                              ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES                                                0
      Purchase of property and equipment                        (426,262)  (1,667,578)
      Restricted cash                                          1,256,641    2,572,462
                                                              ----------   ----------
        Net cash used in investing activities                    830,379      904,884
                                                              ----------   ----------
FINANCING ACTIVITIES                                                                0
  Principal payments on capital leases                           (20,059)    (213,695)
  Proceeds from preferred stock conversions                            0          165
                                                              ----------   ----------
        Net cash used provided by investing activities           (20,059)    (213,530)
                                                              ----------   ----------
  Effect of exchange rate changes on cash                         22,738       13,233
                                                              ----------   ----------
        Net increase in cash and cash equivalents             (2,003,933)   2,106,392
Cash and cash equivalents, beginning of year                  14,506,146   10,395,821
                                                              ----------   ----------
Cash and cash equivalents, end of year                        12,502,213   12,502,213
                                                              ==========   ==========

                         -UNAUDITED-- SUBJECT TO CHANGE-

                             GROSS PROFIT -- TRENDED
                                 (CONSOLIDATED)
                                   (IN $000S)

                                   (BAR CHART)

               '03 Q1   '03 Q2   '03 Q3   '03 Q4   '04 Q1   '04 Q2   '04 Q3   '04 Q4
               ------   ------   ------   ------   ------   ------   ------   ------
GROSS MARGIN     51.9%    56.4%    53.5%    50.4%    60.3%    59.1%    59.5%    53.4%
GROSS PROFIT    9,159   10,367    9,475    6,871   12,817   10,709    9,329    6,967

                         -UNAUDITED-- SUBJECT TO CHANGE-

                         SCHEDULE OF ASSETS/LIABILITIES
             DECEMBER 31, 2004 PRELIMINARY BALANCE SHEET INFORMATION
                               [USD IN THOUSANDS]

                                                       UNAUDITED, UNCONSOLIDATED
                                                       -------------------------
                                                               PRELIMINARY
                                                       -------------------------
                                                       DOMESTIC    INTERNATIONAL
                                                       --------    -------------
ASSETS:
  Current assets:
    Cash                                                  3,330            1,019
    Restricted Cash                                       5,567            1,100
    Accounts receivable, net                              4,022            1,696
    Prepaids & other current assets                       4,057            2,770
                                                       --------    -------------
      Total current assets                               16,976            6,585
    Property and equipment, net                           2,701              352
    Capitalized software costs, net                         609               --
    Goodwill & intangible assets                         15,630               --
    Other assets                                          2,908               49
    Intercompany                                          6,470               --
                                                       --------    -------------
      Total assets                                       45,294            6,986
                                                       ========    =============

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Current liabilities
    Accounts payable                                     11,764            2,229
    Accrued liabilities                                   4,539            1,550
    Deferred revenue                                      6,134            6,399
    Other liabilities                                       380               --
                                                       --------    -------------
      Total current liabilities                          22,817           10,178

    Long term liablities                                    177               34
    Intercompany liability                                   --            7,648
    Embedded derivatives                                  3,608               --
    Warrant liability                                       654               --
    Preferred stock                                      22,067               --
                                                       --------    -------------
      Total liabilities                                  49,323           17,860

  Stockholders' Deficit                                  (4,029)         (10,874)
                                                       --------    -------------

                                                         45,294            6,986
                                                       ========    =============

NOTES:

Subject to the adjustments described herein, these balance sheets, in all material respects, represents to the best of Company's knowledge, the financial position, assets and liabilities of Tickets.com and its wholly owned subsidiaries as of December 31, 2004. These balance sheets are based on preliminary data, are not in conformance with US GAAP, are unaudited, and are not comparable to any other published financial statements of the Company. They are compiled from Company's books and records. The balance sheets are subject to further adjustment, including, elimination entries upon consolidation, reconciliation of the intercompany accounts, adjustments to reflect US GAAP accounting for preferred stock and warrants, adjustments to embedded derivatives, reconciliation of deferred revenue, analysis of goodwill & intangible assets for impairment under FAS 142 & 144, Analysis of 2004 software development activities that should be capitalized under FAS 86 or SOP 98-1, and reconciliation of 2004 fixed assets and related depreciation.

                         -UNAUDITED-- SUBJECT TO CHANGE-